As filed with the Securities and Exchange Commission on December 14, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                            ARTISAN COMPONENTS, INC.
             (Exact name of Registrant as specified in its charter)

                                   ----------

              Delaware                                        77-0278185
  (State or other jurisdiction of                          (I.R.S. Employer
   incorporation or organization)                       Identification Number)

                                141 Caspian Court
                        Sunnyvale, California 94089-1013
                                 (408) 734-5600
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                             1993 STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                   ----------

                               MARK R. TEMPLETON
                     President and Chief Executive Officer
                            Artisan Components, Inc.
                               141 Caspian Court
                        Sunnyvale, California 94089-1013
                                 (408) 734-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

                              ROBERT P. LATTA, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                           Proposed         Proposed
                                                            Maximum         Maximum
                                             Amount        Offering         Aggregate        Amount of
          Title of Securities                to be           Price          Offering        Registration
            to be Registered               Registered      Per Share        Price (1)           Fee
--------------------------------------------------------------------------------------------------------
1993 Stock Option Plan, Common Stock,
$.001 par value (2)...................     1,046,837        $15.245       $15,959,030.06      $3,814.21
--------------------------------------------------------------------------------------------------------
1997 Employee Stock Purchase Plan,           544,215        $15.245        $8,296,557.68      $1,982.88
Common Stock, $.001 par value (2).....
--------------------------------------------------------------------------------------------------------
                                                  Aggregate Registration Fee                  $5,797.09
========================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 10, 2001.

(2) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the 1993 Stock Option Plan and 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

================================================================================

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3 Incorporation of Documents by Reference.

         Artisan Components, Inc., which is referred to herein as the "Registrant," incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed December 11, 2001 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-41219) declared effective by the Commission on February 2, 1998; and

     (c) The Registrant's Definitive Proxy Statement on Schedule 14A filed January 26, 2001.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i)  for  any  breach  of  their  duty  of  loyalty  to the  corporation  or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in section 174 of the Delaware General Corporation Law, or (iv) for any
transaction from which the director derived an improper personal benefit. The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by Delaware General Corporation Law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any person that is or was an officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors. The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

     At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8 Exhibits.

  Exhibit Number                     Documents
  --------------                     ---------

       4.1*         1993 Stock Option Plan, as amended.

       4.1.1**      Form of Stock Option  Agreement  under the 1993 Stock Option
                    Plan.

       4.2**        1997 Employee Stock Purchase Plan.

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

       23.1         Consent of PricewaterhouseCoopers, Independent Accountants.

       23.2         Consent of Counsel (contained in Exhibit 5.1).

       24.1         Power of Attorney (see page II-4).

----------
*    Incorporated  by reference to the Company's  Definitive  Proxy Statement on
     Schedule 14A for the Company's 1999 Annual Meeting of Stockholders filed with the Commission on January 28, 1999.

** Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-41219) as declared effective by the Commission on February 2, 1998.

Item 9 Undertakings.

     (a) Rule 415 offering: The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Artisan Components, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 14th day of December 2001.

                                    ARTISAN COMPONENTS, INC.

                                    By:   /s/ Mark R. Templeton
                                       -----------------------------------------
                                         Mark R. Templeton
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Mark R. Templeton and Joy Leo his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                   Title                                  Date
             ---------                                   -----                                  ----

 /s/ Mark R. Templeton                 President,  Chief  Executive  Officer and           December 14, 2001
---------------------------------      Director (Principal Executive Officer)
       (Mark R. Templeton)


 /s/ Joy E. Leo                        Vice President, Finance and Administration,         December 14, 2001
---------------------------------      Chief Financial Officer (Principal Financial
       (Joy E. Leo)                    and Accounting Officer) and Secretary


 /s/ Lucio L. Lanza
---------------------------------      Chairman of the Board                               December 14, 2001
       (Lucio L. Lanza)


 /s/ Scott T. Becker
---------------------------------      Chief Technology Officer and Director               December 14, 2001
       (Scott T. Becker)


 /s/ Leon Malmed
---------------------------------      Director                                            December 14, 2001
       (Leon Malmed)


 /s/ Morio Kurosaki
---------------------------------      Director                                            December 14, 2001
       (Morio Kurosaki)

                                INDEX TO EXHIBITS


  Exhibit Number                          Documents
  --------------                          ---------

       4.1*         1993 Stock Option Plan, as amended.

       4.1.1**      Form of Stock Option  Agreement  under the 1993 Stock Option
                    Plan.

       4.2**        1997 Employee Stock Purchase Plan.

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation.

       23.1         Consent of PricewaterhouseCoopers, Independent Accountants.

       23.2         Consent of Counsel (contained in Exhibit 5.1).

       24.1         Power of Attorney (see page II-4).

----------
*    Incorporated  by reference to the Company's  Definitive  Proxy Statement on
     Schedule 14A for the Company's 1999 Annual Meeting of Stockholders filed with the Commission on January 28, 1999.

** Incorporated by reference to the Exhibits filed with the Company's Registration Statement on Form S-1 (Registration No. 333-41219) as declared effective by the Commission on February 2, 1998.